                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                   ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:
        (2)    Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)    Proposed maximum aggregate value of transaction:
        (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:

                                 [ARTEMIS LOGO]




                                          October 1, 2002



Dear Artemis Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Artemis International Solutions Corporation, which will be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, CA 92660, on Monday, October 21, 2002, at 10:00 a.m., local time. We look forward to greeting as many of our stockholders as possible.

     This booklet includes the notice of special meeting and the proxy statement. The proxy statement describes the reverse stock split proposals to effect, alternatively, one of four different reverse stock splits which will be voted on at the special meeting and provides other information concerning us which you should be aware of when you vote your shares. Your board of directors determined to recommend the approval of the reverse stock split proposals to effect, alternatively, one of four different reverse stock splits. Since the reverse stock split proposals to effect, alternatively, one of four different reverse stock splits only require a majority vote of our outstanding common stock, and our 80% stockholder, Proha Plc, has already executed an irrevocable proxy to vote in favor of the reverse stock split proposals, there are currently enough votes committed to approve the reverse stock split proposals to effect, alternatively, one of four reverse stock splits.

     Whether or not you attend the special meeting, it is important that your shares be represented and voted at the meeting. Stockholders of record can vote their shares by marking your votes on the enclosed proxy card, signing, dating and mailing the proxy card in the enclosed envelope. If you decide to attend the special meeting and vote in person, you may then withdraw your proxy.

     If you have any questions prior to the special meeting or need further assistance, please contact Charles F. Savoni at 949-660-7100, ext. 1301.

     On behalf of the board of directors and the employees of Artemis International Solutions Corporation, I would like to express my appreciation for your continued interest in the affairs of the company.


                                        Sincerely,

                                        /s/ Michael J. Rusert
                                        ---------------------------------------
                                        Michael J. Rusert
                                        President and Chief Executive Officer


        THE VOTE OF EACH AND EVERY STOCKHOLDER IS MOST IMPORTANT TO US.
              PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

  THIS PROXY STATEMENT IS DATED OCTOBER 1, 2002, AND IS FIRST BEING MAILED TO ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION STOCKHOLDERS ON OR ABOUT OCTOBER 3,
                                    2002.

                  ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
                           4041 MACARTHUR BOULEVARD
                                   SUITE 260
                            NEWPORT BEACH, CA 92660

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MONDAY, OCTOBER 21, 2002

                               ----------------

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Artemis International Solutions Corporation, a Delaware corporation, will be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, CA 92660 on Monday, October 21, 2002 at 10:00 a.m. local time, to consider the following matters described in the accompanying proxy statement:

          1. To consider and vote upon proposals to adopt an amendment to our Amended and Restated Certificate of Incorporation to effect, alternatively, one of four different reverse stock splits, as determined in good faith by our board of directors; and

          2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

     Stockholders are urged to read carefully the enclosed proxy statement for additional information concerning the matters to be considered at this special meeting. The board of directors has fixed the close of business on September 26, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any postponement or adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


                                        By Order of the Board of Directors,

                                        /s/ Charles F. Savoni
                                        ---------------------------------------
                                        Charles F. Savoni
                                        Secretary


Newport Beach, California
Dated: October 1, 2002


                                   IMPORTANT

       PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING ..............................      1
PROPOSALS 1, 2, 3 and 4: AMEND OUR AMENDED AND RESTATED CERTIFICATE
 OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON
 STOCK .......................................................................      4
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK
 SPLIT .......................................................................      8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
 MANAGEMENT ..................................................................     10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............................     11
FORWARD LOOKING STATEMENTS ...................................................     12
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..............................     12
OTHER BUSINESS ...............................................................     12
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING ............................     13
ADDITIONAL INFORMATION .......................................................     13
ANNEX A -- Certificate of Amendment to the Amended and Restated Certificate of
 Incorporation ...............................................................    A-1

                QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

         UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE
      NUMBERS, SHARE PRICES AND PER SHARE AMOUNTS IN THIS PROXY STATEMENT
                 DO NOT GIVE EFFECT TO THE REVERSE STOCK SPLIT

WHEN AND WHERE IS THE SPECIAL MEETING?

     The special meeting will be held on Monday, October 21, 2002, beginning at 10:00 a.m., local time, at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, CA 92660.

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

     At the special meeting, we will ask you to consider and approve an amendment of our Amended and Restated Certificate of Incorporation to effect, alternatively, one of four different reverse stock splits, as determined in good faith by our board of directors, and such other matters as may properly come before the special meeting, including the approval of any adjournment or postponement of the meeting.

WHY DID I RECEIVE THIS PROXY STATEMENT?

     We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the special meeting of stockholders.

     This proxy statement summarizes the information you need to know to vote on an informed basis at the special meeting; however, you do not need to attend the special meeting to vote your shares (see "How Do I Vote?"). We began sending this proxy statement, the attached notice of special meeting and the enclosed proxy card on or about October 3, 2002, to all stockholders entitled to vote.

WHO IS ENTITLED TO VOTE?

     If our records show that you are a common stockholder as of the close of business on September 26, 2002, which is referred to as the record date, you are entitled to receive notice of the special meeting and to vote the shares of common stock that you held on the record date.

HOW MANY SHARES OF STOCK ARE OUTSTANDING?

     On September 26, 2002, the record date, there were 249,124,566 shares of our common stock outstanding. Each share of common stock that you own entitles you to one vote.

CAN I ATTEND THE SPECIAL MEETING?

     If you owned common stock on the record date, September 26, 2002, you can attend the special meeting. You should be prepared to present photo identification for admittance. In addition, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the record date.

IF I PLAN TO ATTEND THE SPECIAL MEETING, SHOULD I STILL VOTE BY PROXY?

     Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Returning the proxy card will not affect your right to attend the special meeting and vote.

HOW DO I VOTE?

     o If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you. If you are a registered stockholder and attend the special meeting, you may deliver your completed proxy card in person.

     o If your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted by proxy by the nominee. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of record.

CAN I REVOKE MY PROXY?

     Any stockholder who executes and returns a proxy or voting instructions to a nominee may revoke such proxy or instructions at any time before it is voted at the special meeting by:

     1. filing with the Secretary of Artemis International Solutions Corporation, at 4041 MacArthur Boulevard, Suite 260, Newport Beach, CA 92660, written notice of revocation bearing a later date than the proxy; or

     2.   filing a duly executed proxy bearing a later date; or

     3.   appearing in person and voting by ballot at the special meeting.

     Any stockholder of record as of the record date attending the special meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the special meeting will not constitute revocation of a previously given proxy.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD OR VOTER INSTRUCTION FORM?

     If your shares are registered differently and are in more than one account, you will receive more than one proxy card or voter instruction form, each of which will indicate the number of shares you are entitled to vote on that particular card or form. Sign and return all proxy cards or voter instruction forms to ensure that all your shares are voted.

AM I ENTITLED TO APPRAISAL RIGHTS?

     No. You will have no right under Delaware law to seek appraisal of the value of your shares in connection with any of the matters being voted upon.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

     The board of directors recommends that you vote in favor of each of the proposals to amend our Amended and Restated Certificate of Incorporation to effect, alternatively, one of four different reverse stock splits, as determined in good faith by our board of directors.

WHAT CONSTITUTES A QUORUM AND WHY IS IT NECESSARY?

     In order to carry on the business of the special meeting, we must have a quorum. The holders of a majority of the total number of votes of our capital stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes will count for quorum purposes. If you submit a properly executed proxy card or voter instruction form, even if you abstain from voting, you will be considered part of the quorum.

WHAT IS A BROKER NON-VOTE?

     A broker non-vote occurs with respect to any proposal when a broker holds your shares in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

WHAT VOTE IS REQUIRED FOR APPROVAL OF THE PROPOSALS?

     Approval and adoption of an amendment to the Amended and Restated Certificate of Incorporation to effect, alternatively, one of four different reverse stock splits requires the affirmative vote of the holders of a majority of the total number of votes of our capital stock outstanding. Abstentions from voting and broker non-votes, if any, will have the same effect as votes against the adoption of the amendment.

     As of October 1, 2002, our directors, executive officers and affiliates had the right to vote 203,193,478 shares of our common stock or 81.6% of the total possible votes. Our directors, executive officers and affiliates have indicated that they will vote all of their shares in favor of each of these proposals. Since Proha Plc, our largest stockholder, currently controls 80% of our outstanding common stock and has already executed an irrevocable proxy to vote in favor of the reverse stock split proposals, there are currently enough votes committed to approve each of the reverse stock split proposals.

WILL OTHER MATTERS BE VOTED ON AT THE SPECIAL MEETING?

     We are not aware of any other matters to be presented at the special meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO PAYS THEM?

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by us. Our directors, officers, other employees and/or agents may solicit proxies in person, by mail, by telephone, by facsimile, through the Internet or by other means of communication, but such persons will not be specifically compensated for such services. We will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to beneficial owners.

WHAT OTHER INFORMATION SHOULD I REVIEW BEFORE VOTING?

          For your review, a copy of:

     o    Our Current Report on Form 8-K filed with the SEC on September 13,
          2002;

     o    Our Quarterly Report on Form 10-Q for the period ended June 30, 2002;

     o Our Definitive Proxy Statement for the Annual Meeting of Stockholders held on June 5, 2002;

     o    Our Quarterly Report on Form 10-Q for the period ended March 31, 2002;
          and

     o    Our Annual Report on Form 10-K for the year ended December 31, 2001 may be obtained without charge by writing to the Secretary of Artemis International Solutions Corporation, at 4041 MacArthur Boulevard, Suite 260, Newport Beach, CA 92660.

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy this information at public reference facilities maintained by the SEC.

     You may also obtain copies of this information by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Securities and Exchange Commission. The Internet address of that site is www.sec.gov.

                           PROPOSALS 1, 2, 3 AND 4:

        AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
               EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE NUMBERS, SHARE
             PRICES AND PER SHARE AMOUNTS IN THIS PROXY STATEMENT
                 DO NOT GIVE EFFECT TO THE REVERSE STOCK SPLIT

REVERSE STOCK SPLIT

     You are being asked to vote upon each of the four ALTERNATIVE proposals to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at a ratio of:

     o   1 for 25;

     o   1 for 50;

     o   1 for 75; and

     o   1 for 100.

     Whether to actually effect the reverse stock split and the precise conversion ratio to be used will be determined by our board of directors at the time of filing the amendment. To avoid the existence of fractional shares of our common stock, stockholders who would otherwise be entitled to receive fractional shares of our common stock as a result of the reverse stock split will receive a cash payment in lieu thereof. The par value of our common stock will remain at $0.001 per share. See "Effects of the Reverse Stock Split" on page 6 below. The form of the proposed amendment is attached to this proxy statement as Annex A.

     We are submitting separate proposals to approve (and our board of directors recommends that stockholders approve) each of the four alternative reverse stock split transactions described in this proxy statement, and our board of directors, in its discretion, may elect to effect any one (but not more than one) of these four transactions that are approved by the requisite vote of the stockholders of Artemis International. The availability of four alternatives will provide our board of directors with the flexibility to implement the reverse stock split transaction that will maximize the expected cost savings and other anticipated benefits for us and our stockholders. The need for the broad range is due to the volatility of our stock price which has traded between $0.01 and $0.095 within the past few months. In determining which of the four alternative reverse stock split transactions to implement, if any, following stockholder approval, our board of directors will consider factors such as:

     (1) the then prevailing trading price and trading volume for our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

     (2) the availability and cost of funds required to make the cash payments to stockholders with small holdings whose shares are to be converted into the right to receive cash pursuant to the reverse stock split, and the terms of any arrangements that we may enter into to raise those funds;

     (3) our board of directors' determination as to which of the alternative transactions would result in the greatest overall reduction in Artemis International's administrative costs;

     (4) other transactions that we might be considering; and

     (5) prevailing general market and economic conditions.

     As of October 1, 2002, we had 249,124,566 shares of common stock issued and outstanding. Based on the number of shares of our common stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a one for one hundred reverse stock split, we would have 2,491,246 shares of our common stock issued and outstanding (without giving effect to the elimination of any fractional shares). The actual number of shares outstanding will depend on the ratio determined by the board of directors for the reverse stock split.

     The effective date of the reverse stock split, if approved, will be the date on which the amendment is declared effective by the Secretary of State of the State of Delaware, which is anticipated to be promptly following the date of the special meeting.

     If, at any time prior to the effective date of the reverse stock split, the board of directors, in its sole discretion, determines that the reverse stock split is no longer in our best interests and the best interests of our stockholders, the reverse stock split may be abandoned at any time before, during or after the special meeting and prior to its effectiveness, without further action by our stockholders. Approval of each proposed amendment effecting, alternatively, one of four different reverse stock splits requires the affirmative vote of the holders of a majority of the total number of votes of our capital stock outstanding.

REASONS FOR THE REVERSE STOCK SPLIT

     By a unanimous vote on September 10, 2002 and by a vote of four to two on October 1, 2002, our board of directors adopted resolutions approving an amendment to our Amended and Restated Certificate of Incorporation that would effect the reverse stock split and directing that the amendment be submitted for consideration by our stockholders at the special meeting. The dissenting directors, while supportive of a reverse stock split generally, voted against the proposal because of the resulting increase in the number of authorized but unissued shares of our common stock as described in "Effect on Authorized Shares" on page 7 below. The board of directors also set September 26, 2002 as the record date for the special meeting and recommended that our stockholders approve the amendment.

     The primary purpose for effecting the reverse stock split is to increase the per share trading price of our common stock so as to:

     o make our common stock more attractive to institutional and other investors;

     o mitigate the relatively high transaction costs and commissions incurred by our stockholders due to the current share price; and

     o reduce the number of stockholders to lower administrative costs for stockholder communications.

     On October 1, 2002, the closing price per share of our common stock on the OTC Bulletin Board was $0.05.

     As of October 1, 2002, we had 249,124,566 shares of our common stock issued and outstanding. We also have outstanding stock options exercisable for 28,983,365 shares of our common stock and warrants to purchase an aggregate of 5,595,938 shares of our common stock.

     Our board of directors believes that the reverse stock split will encourage greater interest in our common stock by the investment community. The board of directors believes that the current market price of our common stock has impaired its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stocks trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks.

     Our board of directors believes that the reduction in the number of outstanding shares of our common stock caused by the reverse stock split should, absent other factors, increase the per share market price of our common stock, although not necessarily on a proportional basis. However, some investors may view the reverse stock split negatively since it reduces the number of shares available in the public market. In addition, other reasons such as our financial results, market conditions, the market perception of our business and other factors may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the benefits described above, or that the market price of our common stock will not decline in the future.

     In many cases it may be prohibitively expensive for stockholders who hold small numbers of shares of our common stock to sell their shares on the open market. Depending on the number of shares owned and the actual conversion ratio determined by our board of directors, the reverse stock split may result in cashing out stockholders with small accounts without transaction costs such as brokerage fees. However, if these stockholders do not want to cash out their holdings in Artemis International, they may purchase additional shares of our common stock on the open market in order to increase the number of shares in their account. These stockholders will then own a sufficient number of shares of our common stock in order to avoid being cashed out as a result of the reverse stock split.

     In addition, we have a large number of shareholders that own relatively few shares. The reverse stock split will reduce the number of stockholders with small accounts and thereby yield administrative cost savings for us.

EFFECTS OF THE REVERSE STOCK SPLIT

GENERAL

     If the amendment to our Amended and Restated Certificate of Incorporation is approved by our stockholders and we determine to effect, alternatively, one of four different reverse stock splits, the principal effect will be to decrease the number of outstanding shares of our common stock. Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTC Bulletin Board. Following the reverse stock split, our common stock will continue to be listed on the OTC Bulletin Board under the symbol "AISC", subject to our continued satisfaction of the OTC Bulletin Board listing requirements.

     Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the elimination of fractional shares as described below. For example, a holder of 2.0% of the voting power of the outstanding shares of our common stock immediately prior to the effective date of the reverse stock split will generally continue to hold 2.0% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split, except to the extent stockholders are cashed out due to fractional ownership after effectiveness of the reverse stock split.

     Although the reverse stock split would not, by itself, affect our assets or prospects, the reverse stock split could result in a decrease in our aggregate market capitalization due to a decrease in the market price of our common stock following the effective date. Also, if approved and implemented, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The board of directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

EFFECT ON STOCK OPTION PLANS

     As of October 1, 2002, we had outstanding stock options to purchase a total of 28,983,365 shares of our common stock. For illustrative purposes, if a one for one hundred reverse stock split is approved and effected, the compensation committee of our board of directors will equitably adjust the terms of the options such that there would be a total of 289,834 shares of our common stock issuable upon exercise of the options (1% of the number of shares of our common stock previously issuable upon exercise). In addition, the exercise price per share for each option would be increased to 100 times the previous exercise price. The aggregate exercise price payable by the optionee to us would remain the same. In addition, the number of shares of our common stock which remain available for issuance under our option plans will be reduced by the same ratio as the reverse stock split.

EFFECT ON AUTHORIZED SHARES

     As of October 1, 2002, our authorized capital stock consisted of (i) 500,000,000 shares of common stock and (ii) 25,000,000 shares of preferred stock. The reverse stock split will not affect the number of our authorized shares of capital stock; accordingly, the number of authorized but unissued shares of common stock will increase following the reverse stock split. This may be construed as having an anti-takeover effect to the extent it would permit the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Amended and Restated Certificate of Incorporation or Bylaws. We have no current plans to issue any of the additional authorized but unissued shares of our common stock that will become available as a result of the reverse stock split and the corresponding amendment to our Amended and Restated Certificate of Incorporation.

REDUCTION IN STATED CAPITAL

     Pursuant to the reverse stock split, the par value of our common stock will remain $.001 per share. As a result of the reverse stock split, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

FRACTIONAL SHARES

     We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, no certificates representing fractional shares are currently expected to be issued. Stockholders who otherwise would be entitled to receive fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the number ultimately determined by our board of directors as the reverse stock split ratio will be entitled, upon surrender to our transfer agent of certificates representing such shares, to cash payments (without interest) in lieu of the fractional shares. The amount of cash to be paid in lieu of issuing fractional shares of our common stock will be the fair market value of the fractional shares based on the closing price of our common stock on the trading day immediately preceding the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the cash payment.

     Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

EXCHANGE OF STOCK CERTIFICATES

     If the reverse stock split is adopted, stockholders will be required to exchange their stock certificates for new certificates representing the number of shares of our common stock resulting from the reverse stock split. Stockholders of record on the effective date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by American Stock Transfer & Trust Company, our transfer agent. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. As soon as practicable after the effective date, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of our common stock prior to the reverse stock split ("Old Stock Certificates") in exchange for new certificates representing the number of shares of our common stock resulting from the reverse stock split ("New Stock Certificates").

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

     As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued a New Stock Certificate registered in the name of such person. Each New Stock Certificate will continue to bear legends, if any, restricting the transfer of such shares that were borne by the surrendered Old Stock Certificates held prior to the reverse stock split.

     Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective date of the reverse stock split to represent the number of full shares of our common stock resulting from the reverse stock split and the right to receive cash for the fair value of any fractional shares. Until they have surrendered their Old Stock Certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record.

     Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to a New Stock Certificate after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

     No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate, except that if any New Stock Certificates are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that
(1) the person requesting such issuance must pay to us any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

NO APPRAISAL RIGHTS

     Stockholders have no rights under Delaware law or our Amended and Restated Certificate of Incorporation or our Bylaws to exercise dissenters' rights of appraisal with respect to the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following discussion is a summary of certain federal income tax consequences of the reverse stock split to us and to holders of common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code, including, without limitation, holders of preferred stock or warrants, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

     We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The following summary does not address the tax consequences of the reverse stock split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

     The federal income tax consequences for a holder of common stock pursuant to the reverse stock split will be as follows:

     1. the holder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of common stock);

     2. the holder's aggregate tax basis of the common stock received pursuant to the reverse stock split, including any fractional share of the common stock not actually received, should be equal to the aggregate tax basis of such holder's common stock surrendered in exchange therefor;

     3. the holder's holding period for the common stock received pursuant to the reverse stock split should include such holder's holding period for the common stock surrendered in exchange therefor;

     4. cash payments received by the holder for a fractional share of common stock generally should be treated as if such fractional share had been issued pursuant to the reverse stock split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder's tax basis in such fractional share; and

     5. we should not recognize gain or loss as a result of the reverse stock split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors has carefully considered Proposals 1, 2, 3 and 4, the reverse stock split proposals to effect, alternatively, one of four different reverse stock splits, and recommends that stockholders vote for the approval of each of Proposals 1, 2, 3 and 4.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2, 3, AND 4.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE
      NUMBERS, SHARE PRICES AND PER SHARE AMOUNTS IN THIS PROXY STATEMENT
                 DO NOT GIVE EFFECT TO THE REVERSE STOCK SPLIT

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock as of October 1, 2002, for (i) each person known by the Company to beneficially own more than 5% of each class;
(ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company's executive officers and Directors as a group. Except as indicated by footnote, and applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.



                                                       TOTAL AMOUNT
                                                         OF SHARES
                                                       BENEFICIALLY          PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNERS                    OWNED(1)          COMMON STOCK OWNED
-------------------------------------                    --------          ------------------
Proha Plc (2)
  Maapallonkuja 1 A
  FIN-02210 Espoo                                      199,426,560                  80%

Directors and Executive Officers
--------------------------------
James Cannavino (3) (4)                                199,526,560                  80%
Klaus Cawen (3) (4)                                    199,426,560                  80%
Ari Horowitz (3) (4)                                   202,759,911                81.4%
Olof Odman (3) (4)                                     199,426,560                  80%
Pekka Pere (3) (4)                                     199,426,560                  80%
Michael J. Rusert (3) (4)                              199,426,560                  80%
Steven Yager (3) (4)                                   199,426,560                  80%
Paul A. Cooley                                                   0                   *
Richard Miller (5)                                         302,500                   *
Jeanne Murphy (6)                                                0                   *
Peter Schwartz                                         199,457,627                  80%
All directors and executive officers as a group
 (11 persons)                                            3,776,918 (7)            81.6%

----------
*     Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in this table have sole voting and investment power with respect to all shares.

(2) Based upon information contained in a Form 13D/A dated November 20, 2001 and November 28, 2001, filed by Proha Plc on behalf of itself and related entities, such entities own 199,426,560 shares of Common Stock.

(3) This individual also serves as a director on the board of directors for Proha Plc.

(4) Director disclaims any beneficial ownership of the 199,426,560 shares held by Proha Plc that may arise, if any, from being a director on the board of directors for Proha Plc, except to the extent of his personal stock holding interests in Proha Plc.

(5) Mr. Miller resigned as President and Chief Operating Officer of the Company in June 2001.

(6) Ms. Murphy resigned as Executive Vice President and General Counsel in February 2002.

(7) The shares beneficially owned by Proha Plc (199,426,560) are not included in this total as the respective Directors disclaimed beneficial ownership per footnote (4) above.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 31, 2001 and November 20, 2001, Opus360 Corporation ("Opus360"), the Registrant, acquired Artemis International Corporation ("Legacy Artemis"), a wholly owned subsidiary of Proha Plc under the terms of a Share Exchange Agreement whereby Opus360 exchanged 80% of its post transaction common stock for all the capital stock of Legacy Artemis and a 19.9% interest in two other subsidiaries of Proha Plc. On November 20, 2001, Opus360 changed its name to Artemis International Solutions Corporation.

LOAN

     On August 30, 2000, Proha Plc loaned Legacy Artemis $1,700,000 under a demand note accruing interest at 4% per annum. In January and August 2001, the Company made principal and interest payments totaling approximately $1,465,000 to Proha Plc. The principal and interest balance outstanding at June 30, 2002 under this demand note was approximately $426,000.

SERVICES PURCHASED FROM PROHA PLC

     During the year ended December 31, 2001, the Company or its subsidiaries leased office space, and received administrative, accounting and development services approximating $1,779,000 from Proha Plc and its subsidiaries. These arrangements, individually and in total, were contracted on terms at least as favorable to the Company as those that would be available from unrelated parties for comparable transactions, if they would have been available.

SERVICES PROVIDED TO PROHA PLC

     During the year ended December 31, 2001, the Company or its subsidiaries provided research and development services with a value of approximately $795,000 to Proha Plc and its subsidiaries. These arrangements, individually and in total, were contracted on terms at least as favorable to the Company as those that would be available from unrelated parties for comparable transactions.

                          FORWARD LOOKING STATEMENTS

     This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the consummation of the proposed transactions described above. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic conditions and competition. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to those contained under the Risk Factors section of our annual report on Form 10-K. We assume no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. Specifically, we are incorporating by reference the documents listed below:

     o    Our Current Report on Form 8-K filed with the SEC on September 13,
          2002;

     o    Our Quarterly Report on Form 10-Q for the period ended June 30, 2002;

     o Our Definitive Proxy Statement for the Annual Meeting of Stockholders held on June 5, 2002;

     o    Our Quarterly Report on Form 10-Q for the period ended March 31, 2002;
          and

     o    Our Annual Report on Form 10-K for the year ended December 31, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                            Charles F. Savoni, Esq.
                            Senior Vice President,
                         General Counsel and Secretary
                  Artemis International Solutions Corporation
                      4041 MacArthur Boulevard, Suite 260
                            Newport Beach, CA 92660
                     Telephone: (949) 660-7100, ext. 1301

                                OTHER BUSINESS

     Our board of directors knows of no business other than the matters set forth herein which will be presented at the special meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Stockholders who may wish to present proposals for inclusion in our proxy materials in connection with the 2003 annual meeting of stockholders must submit such proposals in writing to the Secretary at the address shown on page 12 not later than January 1, 2003. In addition, to be properly considered at the 2003 annual meeting of stockholders, notice of any stockholder proposals must be given to the our Secretary in writing not less than 30 nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice of the meeting date is given to stockholders, proposals must be received not later than close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the 2003 annual meeting (a) a brief description of the matter the stockholder propose to bring before the annual meeting; (b) the name and home address of the stockholder making the proposal; (c) the class and number of shares of common stock beneficially owned by the stockholder; and (d) any material interest of the stockholder in the proposal being made.

                            ADDITIONAL INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission public reference rooms. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission's website at "www.sec.gov." In addition, you can read and copy our Securities and Exchange Commission filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.


                                   IMPORTANT

                          MAIL YOUR SIGNED PROXY CARD

         Please complete, sign, date and mail the enclosed proxy card.




                                        By Order of the Board of Directors,

                                        /s/ Michael J. Rusert
                                        ---------------------------------------
                                        Michael J. Rusert
                                        President & Chief Executive Officer


Newport Beach, California
October 1, 2002

                                                                        ANNEX A


                        CERTIFICATE OF AMENDMENT TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                  ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

     Artemis International Solutions Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

     FIRST: By requisite vote of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that the proposed amendment be submitted to the stockholders for their approval.

     SECOND: The following amendment to the Amended and Restated Certificate of Incorporation was approved in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     The Amended and Restated Certificate of Incorporation is hereby amended by deleting the first paragraph of Article III of the Amended and Restated Certificate of Incorporation and inserting the following in lieu thereof:

     "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 525,000,000, consisting of (a) 500,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and (b) 25,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

     Immediately upon the filing and effectiveness of this Amendment to the Amended and Restated Certificate of Incorporation (the "Effective Time"), each twenty-five (25), fifty (50), seventy-five (75) or one hundred
     (100)[1] shares of the Common Stock, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of Old Common Stock, be combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation in exchange for certificates representing New Common Stock. After the Effective Time, certificates representing the Old Common Stock will, until surrendered to the Corporation in exchange for certificates representing the New Common Stock, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Amendment and the right to receive cash in lieu of any fractional share interest. No certificates representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock shall be entitled to receive in lieu of fractional shares and upon surrender to the Corporation's transfer agent of their certificates representing Old Common Stock, duly endorsed, a cash payment in an amount equal to the product calculated by multiplying (i) the closing sales price of the Corporation's Common Stock on the trading day immediately preceding the Effective Time as reported on the Over-the-Counter Bulletin Board or, if no such sales price exists, the mid-range between the last bid and asked price on the date of the Effective Time by (ii) the number of shares of Old Common Stock held


----------
[1] The actual amendment to be filed with the Delaware Secretary of State will contain one specific conversion ratio chosen from those approved by our stockholders.

     by such holder that would otherwise have been converted into a fractional share interest. Upon surrender by a holder of Old Common Stock of a certificate or certificates for Old Common Stock, duly endorsed, to the Corporation's transfer agent, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Old Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of New Common Stock to which such holder shall be entitled as aforesaid together with cash in lieu of any fractional share interest."


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed this      day of     , 2002.

                                     ARTEMIS INTERNATIONAL SOLUTIONS
                                     CORPORATION





                               By:
                                     -------------------------------------
                                     Name:  Michael J. Rusert
                                     Title: President and Chief
                                            Executive Officer

                                 FORM OF PROXY

                   ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
                            4041 MACARTHUR BOULEVARD
                                    SUITE 260
                             NEWPORT BEACH, CA 92660

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                       SPECIAL MEETING OF STOCKHOLDERS OF
                   ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
                     TO BE HELD ON MONDAY, OCTOBER 21, 2002

     The undersigned hereby appoints Michael J. Rusert and Charles F. Savoni, each with full power of substitution, as proxies of the undersigned, to attend the special meeting of stockholders of Artemis International Solutions Corporation (the "Company") to be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, CA 92660 on Monday, October 21, 2002 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.

 See reverse side (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) See reverse side

[X]           Please mark your votes as in this example

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3 AND
4. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY DIRECTS THAT THE PROXY BE VOTED AS FOLLOWS:

1. The approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a one for 25 reverse stock split.

                          FOR           AGAINST             ABSTAIN
                          [ ]              [ ]                 [ ]

2. The approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a one for 50 reverse stock split.

                          FOR           AGAINST             ABSTAIN
                          [ ]              [ ]                 [ ]

3. The approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a one for 75 reverse stock split.

                          FOR           AGAINST             ABSTAIN
                          [ ]              [ ]                 [ ]

4. The approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a one for 100 reverse stock split.

                          FOR           AGAINST             ABSTAIN
                          [ ]              [ ]                 [ ]

5. In the discretion of the persons named above, to act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT FOR THE SPECIAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                  [ ]


NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.


Signature:                                               Date:
          ----------------------------------------             -----------------
Signature:                                               Date:
          ----------------------------------------             -----------------